Exhibit 99.1

For further information, contact
Jack B. Lay
Senior Executive Vice President
and Chief Financial Officer
(636) 736-7000

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA’S PRESIDENT &CEO

TO SPEAK AT KEEFE, BRUYETTE & WOODS INSURANCE CONFERENCE

ST. LOUIS, August 28, 2008 – A. Greig Woodring, President and Chief Executive Officer of Reinsurance Group of America, Incorporated (NYSE:RGA), will present at the 2008 Keefe, Bruyette & Woods Insurance Conference on Thursday, September 4, at approximately 1:20 p.m. (EDT).

A live audio webcast of the presentation will be available at http://cc.talkpoint.com/KEEF001/090308a_ak/. Those who want to listen should go to the Web site at least 15 minutes prior to the presentation to download and install any necessary software. Presentation materials for Woodring’s remarks will be available at www.rgare.com (through the link on the Investor Relations page).

Reinsurance Group of America, Incorporated is a leading global provider of life reinsurance and has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.2 trillion of life reinsurance in force, and assets of $22.4 billion. MetLife, Inc. currently is the beneficial owner of approximately 52 percent of RGA’s outstanding shares.

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